UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 12, 2007

OCULUS INNOVATIVE SCIENCES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd, Petaluma, California		94954
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(707) 782-0792

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On November 12, 2007, Oculus Innovative Sciences, Inc. issued a press release announcing financial results for its fiscal quarter ended September 30, 2007 and gave an update on the Company events for the second fiscal quarter. The full text of the press release is furnished as Exhibit 99.1, and a copy of the transcript of the conference call is furnished as Exhibit 99.2.

The Company reported in the press release that a court had declared the Company's patents enforceable and in the earnings call the Company stated that a federal court had handed down a judgment in favor of Oculus against Nofil indicating that the Company's patents are enforceable. To clarify, the court granted Oculus' motion to dismiss Nofil Corporation's cross complaint against the Company for monetary damages and injunctive relief. Judgment on this Order has not yet been entered. Additionally, the Court took under advisement its ruling on Oculus' motion for summary judgment against Nofil. The Company expects the Court to rule on this motion on November 14, 2007. The Company also reported in the press release and in the earnings call that SinoPharm continues Microcyn clinical trials and patient enrollment to support SFDA approval. The Microcyn SFDA trials are being conducted through our distributor, China Baotai, and a contract research organization specializing in clinical trials, with input from SinoPharm pursuant to a contract between China Baotai and SinoPharm.

The information in this report, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act"), or incorporated subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act, as amended, and shall not be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing.

The press release and the transcript furnished as Exhibits 99.1 and 99.2, respectively, to this report contain certain statements that may include forward-looking within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "expects," "anticipates," "intends," "estimates," "plans," "projects," "continue," "ongoing," "potential," "expect," "predict," "believe," "intend," "may," "will," "should," "could," "would", including our belief that the completion of the Phase II trials will be an important milestone in our clinical trials, in developing our protocol for our Phase III trials, and in building relationships with strategic partners; our intention to continue to reduce our operating expenses, in particular outside the United States, and our sales and marketing efforts; our plan to allocate more resources to our drug development program in the United States; our ability to contain our costs; our timing for completion of enrollment in our trials and announcement of results; our timing for release of data and meetings with regulatory authorities; our ability to obtain guidance from regulatory authorities; our ability to find partners to assist in the commercialization of our products in the international marketplace and in regulatory approvals; the timing of product launch; the acceptance of our products in international markets; our ability to achieve break even in domestic or international markets; the timing and amount of orders; the continued focus of management on U.S. clinical trials; the type of approvals that will be sought or obtained; the availability and suitability of screen sites and sites for clinical trials; our ability to attract financing on terms acceptable to us, if at all; our ability to formulate and obtain approvals for a protocol and enroll patients; and the occurrence of drug-related adverse events . These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These are statements that relate to future periods and include statements about, but not limited to: the progress and timing of our development programs and regulatory approvals for our products; the benefits and effectiveness of our products; the development of protocols for clinical studies; enrollment in and completion of clinical studies; the content and timing of submissions to, and decisions made by, the FDA and other regulatory agencies; the ability of our products to meet existing or future regulatory standards; our ability to protect our intellectual property and to prevail in any challenges to it; our ability to compete with other companies that are developing or selling products that are competitive with our products; our ability to attract capital on terms acceptable to us, if at all; our ability to control and to reduce our costs; our ability to ensure any specified level of return on investment; and other risks detailed form time to time in the Company’s filings with the Securities and Exchange Commission, including the annual report on Form 10-K/A which was filed with the Securities & Exchange Commission on July 27, 2007.

Item 7.01 Regulation FD Disclosure.

A copy of the transcript of the conference call and question and answer session, conducted at 11:30 a.m. EDT on November 12, 2007 to discuss our financial results for the second fiscal quarter ended September 30, 2007, and certain corporate events and plans is furnished as Exhibit 99.2 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release issued by Oculus Innovative Sciences, Inc. dated
November 12, 2007.

99.2 Conference call transcript dated November 12, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULUS INNOVATIVE SCIENCES, INC.

November 12, 2007	By:	/s/ Robert Miller

Name: Robert Miller
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Oculus Innovative Sciences, Inc. dated November 12, 2007.
99.2	Conference call transcript dated November 12, 2007.